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                                                                   Exhibit 3.5

            APPROVED
              AND
             FILED
          JUL 29 1982
    [SIGNATURE ILLEGIBLE]
SECRETARY OF STATE OF INDIANA

                            ARTICLES OF INCORPORATION
                                       OF
                          AMBASSADAIR TRAVEL CLUB, INC.

     The undersigned incorporator or incorporators, desiring to form a corporation (hereinafter referred to as the "Corporation") pursuant to the provisions of Indiana General Corporations Act as amended (hereinafter referred to as the "Act"), execute the following Articles of Incorporation:

                                    ARTICLE I

                                      NAME

     The name of the Corporation is Ambassadair Travel Club, Inc.

                                   ARTICLE II

                                    PURPOSES

     The purposes for which the Corporation is formed are:

     Section 1(a). To engage in and conduct a Travel Club and to generally deal in all associated activities incidental and related thereto.

     Section 1(b). To Deal In General Business. To engage in general business and commercial endeavors including providing services, selling goods and servicing capital products and goods.

     Section 2. To Deal In Personal Property. To acquire, purchase, hold, own, manage, operate, exchange, deal in, lease as lessee, let as lessor, loan, finance, sell, dispose of, discount, mortgage, pledge, hypothecate, invest in, fabricate, manufacture, repair, produce, transport, market, alone, in syndicates, in conjunction with others or otherwise, at wholesale, retail or otherwise, personal property, tangible or intangible, and natural resources of every kind, character and description whatsoever and wheresoever situated, and any interest therein.

     Section 3. To Deal In Real Property. To acquire, purchase, hold, own, manage, operate, exchange, lease as lessee, let as lessor, improve, develop, repair, construct, invest in, sell, convey, dispose of, deal in, or mortgage either alone, in syndicates, in conjunction with others, or otherwise, real estate of every kind, character, and description whatsoever and wheresoever situated, and any interest therein.

     Section 4. Capacity To Act. To have the capacity to act possessed by natural person, but to have authority to perform only such acts as are necessary, convenient or expedient to accomplish the purposes for which it is formed, and such as are not repugnant to law.

     Section 5. To Act As Agent. To act in any state in which the corporation is qualified to do business, as agent or representative for any individual, association, corporation, or legal entity, respecting business, which the corporation is authorized to transact.

     Section 6. To Make Contracts. To enter into, make, perform and carry out, or cancel and rescind, contracts for any lawful purposes pertaining to its business.

     Section 7. To Deal In Patent Rights. To acquire (by purchase exchange, lease, hire or otherwise) hold, use, sell, assign, lease and grant licenses or sublicenses in respect of, pledge or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses, privileges, inventions, improvements, processes, copyrights, trademarks and trade names.

     Section 8. To Deal In Goodwill. To acquire (by purchase, exchange, lease, hire or otherwise) all or any part, of the good will, rights property and business or any person, entity, partnership, association, or corporation heretofore or hereafter engaged in any business similar to any which the corporation has power to conduct; to pay for the same in cash or in stocks, bonds, or other obligations of the corporation or otherwise; to hold, utilise and in any manner dispose of the whole, or any part, of the rights and property so acquired, and to assume in connection therewith any liabilities of any such person, entity, partnership, association or corporation, and conduct in any lawful manner the whole, or any part, of the business thus acquired.

     Section 9. To Execute Guaranties. To make any guaranty respecting stocks, dividends, securities, indebtedness, interest, contracts or other obligations.

     Section 10. To Enter Into Partnerships. To enter into any lawful arrangement for sharing profits, union of interest,


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reciprocal association, or cooperative association with any corporation, association, partnership, individual, or other legal entity, for the carrying on of any business which the corporation is authorized to carry on, or any business or transaction deemed necessary, convenient or incidental to carrying out any of the purposes of the corporation.

     Section 11. To Raise Funds. To borrow or raise moneys for any of the purposes of the corporation, and from time to time, without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment thereof, and the interest thereon, by mortgage on, or pledge, conveyance, or assignment in trust of, the whole, or any part, of the assets of the corporation, real, personal, or mixed, including contract rights, whether at the time owned or thereafter acquired, and to sell, pledge, or otherwise dispose of such securities or other obligations of the corporation for its corporate purposes.

     Section 12. To Deal In Its Own Securities. To acquire (by purchase, exchange lease, hire or otherwise) hold, sell, transfer, reissue, or cancel the shares of its own capital stock, or any securities or other obligations of the Corporation, in the manner and to the extent now or hereafter permitted by the laws of Indiana, except that the corporation shall not use its funds or other assets for the purpose of its own shares of stock when such use would cause any impairment of the capital of the corporation, and except that shares of its own capital stock beneficially owned by the corporation shall not be noted directly or indirectly.

     Section 13. Rights, Privileges and Powers. Subject to any limitations or restrictions imposed by law or by these Articles of Incorporation, to have and exercise all the general rights, privileges and powers specified in Section 3 of the Act.

     Section 14. General Clause. To do everything necessary, proper, advisable, or convenient for the accomplishment of any of the purposes, or the attainment of any of the objects, or the furtherance of any of the powers herein set forth, and to do every other act and thing incidental thereto or connected therewith, which is not forbidden by laws of the State of Indiana, or by the provisions of these Articles of Incorporation.

     Section 15. Construction of Foregoing Sections. The foregoing sections shall be construed as purposed as well as powers and the matters expressed in each Section shall, unless otherwise expressly provided, be in no-wise limited by reference


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to, or inference from, the terms of any other Section, each of such Sections being regarded as creating independent powers and purposes. The enumeration of specific powers and purposes in any of such Sections shall not be constured as limiting or restriction in any manner either the meaning of general terms used in any of such Sections, or the scope of the general powers of the corporation created thereby, nor shall the expression of one thing be deemed to exclude another not expressed, although it be of like nature, The Corporation shall not, however, carry on in any state, territory, district, possession or country and business, or exercise any powers, which a corporation organized under the laws thereof could not carry on or exercise.

     Section 16. Limiting Clause. Nothing in this Article contained shall be construed to authorize the conduct by the corporation of rural loan and savings associations, credit unions of a banking, railroad, insurance surety, trust, safe deposit, mortgage guarantee, or building and loan business or to authorize the corporation to carry on the business or receiving deposits of money, bullion, or foreign coins, or of issuing bills, notes or other evidences of debt for circulation as money.

                                   ARTICLE III

                               PERIOD OF EXISTENCE

     The period during which the Corporation shall continue is perpetual.

                                   ARTICLE IV

                       RESIDENT AGENT AND PRINCIPAL OFFICE

     Section 1. Resident Agent. The name and address of the Corporation's Resident Agent for service of process is J. George Mikelsons, whose address is
P. O. Box 51609, City of Indianapolis, State of Indiana, Postal zip code 46251.

     Section 2. Principal Office. The post office address of the principal office of the corporation is P. O. Box 51609, City of Indianapolis, State of Indiana, Postal zip code 46251.

                                    ARTICLE V

                                AUTHORIZED SHARES

     Section 1. Number of Shares: The total number of shares which the Corporation is to have authority to issue is One Thousand (1000).


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     A. The number of authorized shares which the corporation designates as having par value is Zero (-0-) with a par value of $-0-.

     B. The number of authorized shares which the corporation designates as without per value is One Thousand (1000).

     Section 2. Terms of Shares:

     Section 2.1. Designation Of Capital Stock. One Thousand (1000) shares of the authorized capital stock without par value shall be known as the "Capital Stock" of the Corporation. The aggregate net amount of the consideration received by the Corporation from the sale of its Capital Stock shall, from time to time, be the capital of the Corporation.

     Section 2.2. Dividends. The holders of the Capital Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the surplus earnings, or net profits of the Corporation, dividends, payable either in cash, in property, or in shares of the capital stock of the corporation.

     Clause (a). Limitation Upon Dividends. No dividends shall be paid upon the Capital Stock of the Corporation.

          (i) Out of surplus due to or arising from unrealized appreciation in value, or from a revaluation of assets; or

          (ii)  If the corporation is, or is thereby rendered, insolvent; or

          (iii) If the capital of the Corporation meaning the aggregate amount paid in on the shares of its capital stock issued and outstanding, is thereby impaired.

     Section 2.3. Distribution On Capital Stock In Event Of Dissolution, Etc.
In the event of any voluntary or involuntary dissolution, liquidation or winding up of the corporation, the holders of the capital stock shall be entitled, after due payment of provision for payment of the debts and other liabilities of the corporation, to share ratably in the remaining net assets of the Corporation.

     Section 2.4. Issue Of And Consideration For Capital Stock. One Thousand
(1000) shares of the Capital Stock shall be issued by the Board of Directors for such consideration as may be fixed by


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the Board of Directors.

     Section 2.5. Pre-Emptive Rights. The holders from time to time of the capital stock of the corporation shall have the right to purchase, at such respective equitable prices, terms and conditions (including pragmatic adjustments to avoid the issue of fractional shares) as shall be fixed by the Board of Directors, such of the shares of the capital stock of the corporation as may be hereafter issued, from time to time, whether constituting a part of the capital stock presently or subsequently authorized, including shares held in the treasury of the corporation, in respective ratios which the number of shares held by each shareholder at the respective times of such issues bears to the total number of shares issued and outstanding in the names of all shareholders at such respective times.

     Section 2.6. Equitable Interest In Shares Or Rights. The Corporation shall be entitled to treat the person in whose name any share or right is registered on the books of the Corporation as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or right on the part of any person, whether or not the Corporation shall have notice thereof.

                                   ARTICLE VI

                      REQUIREMENTS PRIOR TO DOING BUSINESS

     The Corporation will not commence business until consideration of the value of at least $1,000.00 (one thousand dollars) has been received for the issuance of shares.

                                   ARTICLE VII

                                    DIRECTORS

     Section 1. Number of Directors: The initial Board of Directors is composed of one member. The number of directors may be from time to time fixed by the By-Laws of the Corporation at any number. In the absence of a By-Law fixing the number of directors, the number shall be less than 9.

     Section 2. Names and Post Office Addresses of the Directors: The Names and post office addresses of the initial Board of Directors of the Corporation are:

        NAME              ADDRESS          CITY        STATE     ZIP
-------------------   --------------   ------------   -------   -----
J. George Mikelsons   P.O. Box 51609   Indianapolis   Indiana   46251


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

     Section 3. Qualifications of Directors: Directors need not be shareholders, and need not be residents of Indiana or of the United States of America.

                                  ARTICLE VIII

                                  INCORPORATORS

The names and post office addresses of the incorporators of the Corporation are:

     NAME            ADDRESS          CITY        STATE     ZIP
--------------   --------------   ------------   -------   -----
American Trans
   Air, Inc.     P.O. Box 51609   Indianapolis   Indiana   46251

                                   ARTICLE IX

          PROVISIONS FOR REGULATION OF BUSINESS AND CONDUCT OF AFFAIRS
                                 OF CORPORATION
          ("Powers" of the Corporation, its directors or shareholders)

     Section 1. Meeting Of Shareholders. Meeting of the Shareholders of the Corporation shall be held at such place, within or without the State of Indiana, as may be specified in the respective notices, or waivers of notice thereof.

     Section 2. Meeting Of Directors. Meeting of the Board of Directors of the Corporation, regular or special shall be held at such place within or without the State of Indiana, as may be specified in the respective notices, or waivers of notice thereof.

     Section 3. Action Without A Meeting. Any action required or permitted to be taken in any meeting of the Board of Directors of the Corporation or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board of Directors or Committee.

     Section 4. Code Of By-Laws. The Board of Directors of the Corporation shall have power, without the assent or vote of the Shareholders, to make, alter, amend or repeal the Code of By-Laws of the Corporation, but the affirmative vote of a number of Directors equal to the majority of the number who would constitute a full Board of Directors at the time of such action shall be necessary to take any action for the making, alteration, amendment or repeal of the Code of By-Laws.

     Section 5. Executive Committee. If the Code of By-Laws, for the time being in force, so provides, the Board of Directors may


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designate two or more of its number to constitute an Executive Committee, which
Committee, to the extent provided in Code of Bylaws, shall have and exercise all of the authority of the Board of Directors in the management of the Corporation, and shall have power to authorize the execution of, and affixation of the seal of the Corporation to, all papers or documents which may require it.

     Section 6. Places Of Keeping Of Books Of Account, Etc. Subject to the limitations existing by virtue of the laws of the State of Indiana, the books of account, records, documents and papers of the Corporation may be kept at any place or places within or without the State of Indiana. Limitations on the place or places where the books of account, records, documents, and papers of the Corporation may be kept may be made from time to time by the Code of By-Laws of the Corporation.

     Section 7. Reliance By Directors On Books Of Account, Etc. Each Director of the Corporation shall be fully protected in relying in good faith upon the books of account of the Corporation or statements prepared by any of its officers and employees as to the value and amount of the assets, liabilities and net profits of the corporation, or any of such items; or in relying in good faith upon any other information pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

     Section 8. Provisions For Working Capital. The Board of Directors of the Corporation shall have power, from time to time, to fix and determine and to vary the amount to be reserved as working capital of the Corporation and, before the payment of any dividends or the making of any distribution of profits; it may set aside out of the next profits of the Corporation such sum or sums as it may from time to time in its absolute discretion determine to be proper whether as a reserve fund to meet contingencies or for the equalizing of dividends, or for repairing or maintaining any property of the Corporation, or for an addition to corporate surplus, or for any corporate purposes that the Board of Directors shall think conductive to the best interest of the Corporation, subject only to such limitations as the Code of By-Laws of the Corporation, from time to time impose.

     Section 9. To Whom Shares May Be Sold. Subject to the provisions of Section 5 under Article VI of these Articles of Incorporation, any of the shares of the corporation may be issued, sold or otherwise disposed of by it from time to time to such person, corporations or other legal entities as the Board of Directors or the Corporation may determine.

     Section 10. Interest Of Directors In Contracts. Any contract or other transaction between the Corporation and one or


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more of its Directors, or between the Corporation any firm of which one or more of its Directors are members or employees, or in which they are interested, or between the corporation and any corporation or association of which one or more of its directors are shareholders, members, directors, officers or employees, or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such director or directors at the meeting to the Board of Directors of the Corporation, which acts upon, or in reference to, such contract or transaction and notwithstanding his or their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall, nevertheless, authorize, approve and ratify such contract or transaction by a vote of a majority of the Directors present, such interested Director or Directors to be counted in determining a quorum is present, but not be counted in calculating the majority of such quorum necessary to carry such vote. This Section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

     Section 11. Compensation Of Directors. The Board of Directors is hereby specifically authorized, in and by the Code of By-Laws of the Corporation, to make provisions for reasonable compensation to its members for their services as Directors, and to fix the basis and conditions upon which such compensation shall be paid. Any Director of the Corporation may also serve the Corporation in any other capacity and receive compensation therefor in any form.

     Section 12. Indemnification Of Directors, Officers, and Employees. The Corporation shall indemnify any person made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of the corporation or of any corporation which he served as such at the request of the corporation against the reasonable expenses, including attorney's fees actually and necessarily incurred by him in connection with the defense of such action, suite or proceeding, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such officer, director or employee is liable for negligence or misconduct of the performance of his duties. The Corporation may also reimburse to any such director, officer or employee the reasonable costs of settlement of any such action, suit or proceeding, if it shall be found by a majority of a committee composed of the Directors not involved in the matter in controversy (whether or not a quorum) that it was to the interests of the Corporation that such settlement be made and that such director, officer or employee was not guilty of


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negligence or misconduct. Such rights of indemnification and reimbursement shall not be deemed exclusive of any other rights to which such director, officer or employee may be entitled apart from the provisions of this Article.

     Section 13. Additional Powers Of Directors. In addition to the powers and authorities hereinabove or by statute expressly conferred, the Board of Directors of the Corporation is hereby authorized to exercise all such powers and do all such acts and things as may be exercised or done by a Corporation organized and existing under the provisions of the Act.

     Section 14. Amendment Of Articles Of Incorporation. The Corporation reserves the right to increase or decrease its authorized capital stock, or any class or series thereof, and to reclassify the same, and to amend, alter, change or repeal any provisions contained in the Articles of Incorporation or to any amendment hereto, or to add any provision to the Articles of Incorporation as to any amendment hereto, in any manner now or hereafter prescribed or permitted by the provisions of the Indiana General Corporation Act or any amendment thereto, or by the provisions or any other applicable statute of the State of Indiana; and all rights conferred upon Shareholders in the Articles of Incorporation or any amendment hereto are granted subject to this reservation.

     IN WITNESS HEREOF, the undersigned, being all of the incorporators designated in Article VII, execute these Articles of Incorporation and certify to the truth of the facts herein stated, this 27th day of July, 1982.

                                        AMERICAN TRANS AIR, INC.


                                        By:         J. George Mikelsons
                                            ------------------------------------
                                            J. George Mikelsons, President

STATE OF INDIANA )
                 )SS:
COUNTY OF MARION )

     I, the undersigned, a Notary Public duly commissioned to take


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acknowledgements and administer oaths in the State of Indiana certify that J.
George Mikelsons, as President of American Trans Air, Inc., being one of the incorporators referred to in Article VII of the foregoing Articles of Incorporation, personally appeared before me; acknowledged the execution thereof; and swore to the truth of the facts therein stated.

     Witness my hand and Notarial Seal this 27th day of July, 1982.


                                            Karen Y. Lungmus
                                            ------------------------------------
                                            Karen Y. Lungmus, Notary Public
                                            a Resident of Marion County

My Commission Expires:
     10/24/83

     This instrument was prepared by Edgar H. Lamb, Attorney at Law, of 729 North Pennsylvania Street, P. O. Box 44128, Indianapolis, Indiana 46204.


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